Exhibit 10.1

SUBSCRIPTION AGREEMENT

Mechanical Technology Incorporated
431 New Karner Road
Albany, New York 12205

The undersigned (the "Investor") hereby confirms its agreement with you as follows:

  This Subscription Agreement (this "Agreement") is made as of the date set forth below between Mechanical Technology Incorporated, a New York corporation (the "Company"), and the Investor.

  The Company has authorized the sale and issuance to certain investors of up to an aggregate of _____________ units (the "Units"), each consisting of (i) 100 shares (the "Shares") of its Common Stock, par value $0.01 per share (the "Common Stock"), and (ii) one warrant (the "Warrant," collectively, the "Warrants") to purchase 50 Shares of Common Stock (and the fraction amount being the "Warrant Ratio"), in substantially the form attached hereto as Exhibit B, subject to adjustment by the Company's Board of Directors, or a committee thereof, for a purchase price of $180.00 per Unit (the "Purchase Price"). The Shares issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares" and, together with the Units, the Shares and the Warrants, are referred to herein as the "Securities").

  The offering and sale of the Units (the "Offering") are being made pursuant to (a) an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the "Basic Prospectus"), the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission"), (b) if applicable, certain "free writing prospectuses" (as that term is defined in Rule 405 under the Securities Act of 1933, as amended), that have or will be filed with the Commission and delivered to the Investor on or prior to the date hereof, and (c) a Prospectus Supplement (the "Prospectus Supplement") containing certain supplemental information regarding the Units and terms of the Offering that has been delivered to the Investor.

  The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate purchase price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

  The manner of settlement of the Shares included in the Units purchased by the Investor shall be determined by such Investor as follows (check one):

  [____] A. Delivery by electronic book-entry at The Depository Trust Company ("DTC"), registered in the Investor's name and address as set forth below, and released by American Stock Transfer & Trust Company, the Company's transfer agent (the "Transfer Agent"), to the Investor at the Closing. No later than one (1) business day after the execution of this Agreement by the Investor AND THE COMPANY, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained to set up a Deposit/Withdrawal at Custodian ("DWAC") instructing the Transfer Agent to credit such account or accounts with the Shares.

  - OR -

  [____] B. Delivery versus payment ("DVP") through DTC (i.e., the Company shall deliver Shares registered in the Investor's name and address as set forth below and released by the Transfer Agent to the Investor at the Closing directly to the account(s) at _______________ identified by the Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL notify ________________ of the account or accounts AT ____________________ to be credited with the Shares being purchased by such Investor.

  - OR -

  [____] C. Delivery of physical stock certificates, in no event later than one business day after the Closing, to the Investor at the address set forth on the signature page to this agreement.

  It is the investor's responsibility to arrange for settlement by way of DWAC, DVP or physical delivery in a timely manner. If the Investor does not make proper arrangements for settlement in a timely manner, the Shares may not be delivered at Closing to the Investor or the Investor may be excluded from the closing altogether.

  The executed Warrants shall be delivered in accordance with the terms thereof.

  The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates and (b) it has no direct or indirect affiliation or association with any NASD member. Exceptions:

  (If no exceptions, write "none." If left blank, response will be deemed to be "none.")

  The Investor acknowledges that it has received (i) the final Basic Prospectus, dated May 18, 2006, which is a part of the Company's Registration Statement, (ii) the Prospectus Supplement, (iii) the documents incorporated by reference in the Registration Statement, Basic Prospectus or Prospectus Supplement (or otherwise made available to it by the filing by the Company of an electronic version thereof with the Commission), and (iv) any free writing prospectus (collectively, the "Disclosure Package") prior to the execution by the Investor of this Agreement.

  No offer by the Investor to buy Units will be accepted and no part of the purchase price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or a Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest in response to the Investor signing this Agreement will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by the Company and notice of such acceptance has been sent as aforesaid.

[The remainder of this page has been intentionally left blank.]

Number of Units:

Purchase Price Per Unit: $

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: December 15, 2006

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted

this 15th day of December 2006:

MECHANICAL TECHNOLOGY iNCORPORATED

By:

Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

    Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.

    Agreement to Sell and Purchase the Units; Placement Agent.

    2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the "Signature Page") for the aggregate purchase price therefor set forth on the Signature Page.

    2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the "Other Investors") and expects to complete sales of Units to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements."

    2.3 Investor acknowledges that the Company intends to pay Rodman & Renshaw, LLC (the "Placement Agent") a fee (the "Placement Fee") in respect of the sale of Units to the Investor.

    2.4 The Company has entered into an Agreement (the "Placement Agreement") with the Placement Agent that contains certain representations and warranties of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. A copy of the Placement Agreement is available upon request.

    Closings and Delivery of the Shares and Funds.

    3.1 Closing. The completion of the purchase and sale of the Units (the "Closing") will occur at a place and time (the "Closing Date") to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934. At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole Warrant Shares determined by multiplying the Number of Shares (and Units) set forth on the signature page by the Warrant Ratio and rounding down to the nearest whole number, and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

    3.2 (a) Conditions to the Company's Obligations. The Company's obligation to issue and sell the Units to the Investor will be subject to the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

    (b) Conditions to the Investor's Obligations. The Investor's obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including, without limitation, those contained in the Placement Agreement (collectively, the "Company Closing Conditions"). The Investor's obligations are expressly not conditioned on the purchase by any or all of the other Investors of the Units that they have agreed to purchase from the Company.

    3.3 Delivery of Funds.

    (a) Delivery by Electronic Book-Entry at The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than the Closing Date, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the shares being purchased by the Investor to the following account:

    Chase Manhattan Bank

    ABA#: 021-000-021

    FAO Smith Barney

    A/C#: XXXXXXXXXX

    FBO Mechanical Technology

    A/C#: XXXXXXXXXXXX

    Investor shall also furnish to the Placement Agent a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

    (b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than the Closing Date, the Investor shall confirm that the account or accounts at ___________________ to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor.

    (c) Physical Delivery Versus Payment through the Escrow Agent. If the investor elects to settle the Shares purchased by such Investor by physical delivery versus payment, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the shares being purchased by the Investor to the following account:

    Chase Manhattan Bank

    ABA#: 021-000-021

    FAO Smith Barney

    A/C#: XXXXXXXXXXX

    FBO Mechanical Technology

    A/C#: XXXXXXXXXXX

    3.4 Delivery of Shares.

    (a) Delivery by Electronic Book-Entry at The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian ("DWAC") instructing American Stock Transfer & Trust Company, the Company's transfer agent, to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent. On the Closing Date upon receipt by the Company of the funds pursuant to Section 3.3 above, the Company shall direct its transfer agent to credit the Investor's account or accounts with the Shares pursuant to the information contained in the DWAC.

    (b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify _______________ of the account or accounts at _______________ to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor directly to the account(s) at __________________, identified by Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC.

    (c) Physical Delivery Versus Payment through the Escrow Agent. If the Investor elects to settle the Shares purchased by such Investor by physical delivery versus payment, the Investor shall set forth on the Signature Page the address to which the physical certificates representing the Shares shall be delivered. On the Closing Date, upon receipt by the Company of the funds pursuant to Section 3.3 above, the Company shall cause the Transfer Agent to deliver the physical certificates to such address.

    Representations, Warranties and Covenants of the Investor.

      The Investor represents and warrants to, and covenants with, the Company that (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Units, (b) the Investor has answered all questions on the Signature Page and Exhibit A attached hereto for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) the Investor, in connection with its decision to purchase the number of Units set forth on the Signature Page, relied only upon any or all of the following: the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Company's regular reports on Forms 10-K, 10-Q and 8-K as filed by the Company with the Commission, any Time of Sale Prospectus (as defined in the Placement Agreement) provided to the Investor and the representations and warranties of the Company contained herein.

      The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or any Placement Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Units in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Units or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make and have not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Time of Sale Prospectus (as defined in the Placement Agreement).

      The Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

      The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

      The Investor represents, warrants and agrees that, since the earlier to occur of (i) the date on which the Placement Agent first contacted the Investor about the Offering and (ii) the date that is the tenth (10th) trading day prior to the date of this Agreement, it has not engaged in any short selling of the Company's securities, or established or increased any "put equivalent position" as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934 with respect to the Company's securities.

    Additional Issuances of Securities.

        For purposes of this Section 5, the following definitions shall apply.

        "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

        "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

        "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

        "Fletcher Agreement" means the private placement agreement between the Company and Fletcher International Ltd. dated as of January 29, 2004, as amended.

        "Excluded Securities" shall mean any Common Stock issued or issuable: (i) in connection with any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company; (ii) upon the exercise of the Warrants; (iii) in connection with any strategic acquisition or transaction by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital; (iv) to officers and directors of the Company, (v) to Fletcher International Ltd. as required by the provisions of the Fletcher Agreement, and (vi) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Closing Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date.

      The Company covenants with the Investor that from the date hereof until the date that is one hundred eighty (180) days following the Closing Date (the "Trigger Date"), the Company will not, directly or indirectly, file any registration statement with the SEC other than one or more resale registration statements required to be filed pursuant to the Fletcher Agreement. From the date hereof until the Trigger Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents, except the Excluded Securities.

    Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor.

    Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

        if to the Company, to:

        Cynthia A. Scheuer

        Vice President, Chief Financial Officer and Secretary

        Mechanical Technology Incorporated

        431 New Karner Road

        Albany, New York 11205

        with a copy to:

        Knute J. Salhus, Esq.

        WilmerHale

        399 Park Avenue

        New York, NY 10022

        if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

    Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

    Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

    Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

    Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement.

    Confirmation of Sale. The Investor acknowledges and agrees that such Investor's receipt of the Company's counterpart to this Agreement shall constitute written confirmation of the Company's sale of Units to such Investor.

    Press Release. The Company and the Investor agree that the Company shall issue a press release announcing the Offering and summarizing the material terms of the Securities prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.

    Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Exhibit A

.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:
1. The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:
2. The relationship between the Investor and the registered holder listed in response to item 1 above:
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:
5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained), if applicable:
6. DTC Participant Number, if applicable:
7. Name of Account at DTC Participant being credited with the Shares, if applicable:
8. Account Number at DTC Participant being credited with the Shares, if applicable: